SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM 8-K
                             Filed on April 17, 1996

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of report (Date of earliest event reported) -  April 17, 1996



                             DENBURY RESOURCES INC.
                       (Formerly Newscope Resources Ltd.)
             (Exact name of Registrant as specified in its charter)




                                     Canada
                          (State or other jurisdiction
                        of incorporation or organization)

     33-93722                                               Not applicable
(Commission File Number)                                   (I.R.S. Employer
                                                          Identification No.)


    17304 Preston Road
        Suite 200
       Dallas, TX                                               75252
(Address of principal executive offices)                      (Zip code)



  Registrant's telephone number, including area code:       (214)713-3000

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       (a) Audited statements of revenues and direct operating expenses attributable to the purchased properties for the years ended December 31, 1995, 1994 and 1993 and unaudited statements of revenues and direct operating expenses for the three months ended March 31, 1996 and 1995.

       (b) Pro forma results of operations of Denbury Resources Inc. for the year ended December 31, 1995 and three months ended March 31, 1996, as if the acquisition had occurred at the beginning of each respective period and a pro forma balance sheet as of March 31, 1996.

                                   Item 7 (a)
                        Statements of Revenues and Direct
                  Operating Expenses of Amerada Hess Properties

                          INDEPENDENT AUDITORS' REPORT




 To the Board of Directors of
 Denbury Resources Inc.


 We have audited the accompanying statements of revenues and direct operating expenses attributable to certain oil and gas properties ("Amerada Hess Properties") (see Note 1) acquired by Denbury Resources Inc. for the years ended December 31, 1995, 1994 and 1993. These statements are the responsibility of the management of Amerada Hess Corporation, as owner of the properties. Our responsibility is to express an opinion on these statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 The accompanying statements of revenues and direct operating expenses reflect the revenues and direct operating expenses attributable to the Amerada Hess Properties as described in Note 1 to the statements and is not intended to be a complete presentation of the revenues and expenses of the Amerada Hess Properties.

 In our opinion, the accompanying statements present fairly, in all material respects, the revenues and direct operating expenses of the Amerada Hess Properties described in Note 1 for the years ended December 31, 1995, 1994 and 1993 in accordance with generally accepted accounting principles.



                                             /s/ Deloitte & Touche
                                           -------------------------------------


 May 22, 1996
 Dallas, Texas

 Statements of Revenues and
 Direct Operating Expenses of
 Amerada Hess Properties
 (amounts in thousands)
- - --------------------------------------------------------------------------------


                                                   For the year ended           For the three months
                                                       December 31,                ended March 31,
                                           -------------------------------    ------------------------
                                             1995        1994        1993         1996       1995
                                           --------    --------    -------    --------     -------
                                                                              (Unaudited)(Unaudited)
Revenues:
    Oil, gas and related product sales     $18,210     $17,787     $26,087     $ 5,213     $ 3,740

Direct operating expenses:
       Lease operating expense               7,888       6,598       7,908       1,749       1,798
                                           -------     -------     -------     -------     -------


Excess of revenues over
    direct operating expenses              $10,322     $11,189     $18,179     $ 3,464     $ 1,942
                                           =======     =======     =======     =======     =======




























        The accompanying notes are an integral part of these statements.

 Statements of Revenues and
 Direct Operating Expenses of
 Amerada Hess Properties
- - --------------------------------------------------------------------------------



 1.  The Properties

     The accompanying statements represent the revenues and direct operating expenses attributable to the net interest in producing wells and certain non-producing leases sold to Denbury Resources Inc. ("Denbury"), by Amerada Hess Corporation ("Amerada Hess") for approximately $42.0 million, before adjustments which will include a purchase price reduction for interim net cash flow from January 1, 1996, the effective date. This adjustment is projected to be between $3.0 and $4.0 million. The properties are located in the states of Louisiana, Mississippi, Alabama, and Ohio. The acquisition is subject to certain preferential purchase rights held by third parties and the completion of certain conditions before closing which are normal for a transaction of this nature. Closing is scheduled for June 20, 1996.

 2.  Basis of Presentation

     Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented, as such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties. Accordingly, these statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X. All of the statements and disclosures are stated in U.S. dollars.

     The accompanying statements of revenues and direct operating expenses represent Amerada Hess's net ownership interest in the properties acquired by Denbury and are presented on the full cost accrual basis of accounting. Depreciation, depletion, and amortization, allocated general and administrative expenses, interest expense and income, and income taxes have been excluded because the property interests acquired represent only a portion of a business and the expenses incurred are not necessarily indicative of the expenses to be incurred by Denbury.

 3. Contingent Liabilities

     Given the nature of the properties acquired and as stipulated in the purchase agreement, Denbury is subject to loss contingencies, if any, pursuant to existing or expected environmental laws, regulations, and leases covering the acquired properties.

 4. Oil and Gas Reserves Information (Unaudited)

     Unaudited reserve information related to the properties being acquired is presented in the table below and is derived from internal engineering evaluations by Denbury as of December 31, 1995, and calculated as of December 31, 1994 and 1993 and January 1, 1993 by adding production for 1995, 1994 and 1993 to the December 31, 1995 amount.



                                                                                      Oil                     Gas
 Estimated Quantities of Proved Reserves                                             (MBbl)                 (MMcf)
                                                                                 -----------             -----------

      January 1, 1993                                                                9,244.7               15,397.5
              Production                                                            (1,219.0)              (3,391.4)
                                                                                 ------------            -----------
      December 31, 1993                                                              8,025.7               12,006.1
              Production                                                              (965.9)              (2,303.6)
                                                                                 ------------            -----------
     December 31, 1994                                                               7,059.8                9,702.5
              Production                                                              (939.7)              (2,540.7)
                                                                                 ------------            -----------
      December 31, 1995                                                              6,120.1                7,161.8
                                                                                 ============            ===========

 Proved Developed Reserves:
      As of January 1, 1993                                                          8,785.3               15,305.6
      As of December 31, 1993                                                        7,566.3               11,914.2
      As of December 31, 1994                                                        6,600.4                9,610.6
      As of December 31, 1995                                                        5,660.7                7,069.9

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Related to Oil and Gas Reserves

        The standardized measure of discounted future net cash flows ("Standardized Measure") relating to oil and gas reserves being acquired is calculated in accordance with Statement of Financial Accounting Standards No.
 69. The Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs and a 10% annual discount rate. The reserves and the related Standardized Measure at December 31, 1995, derived from internal engineering evaluations, were adjusted for production during 1995, 1994, and 1993 and, in addition, the Standardized Measure was also adjusted for price changes to derive reserves and the Standardized Measure as of December 31, 1994 and 1993. The Standardized Measure is not a fair market value of the mineral interests sold and the Standardized Measure presented for the proved oil and gas reserves does not purport to present the fair market value of the oil and gas properties. An estimate of such value should consider among other factors, anticipated future prices of oil and gas, the probability of recoveries of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities are inherently imprecise and subject to substantial revision. Since the purchase price is approximately equal to the Standardized Measure of discounted future net cash flows, a tax provision has not been included.

                                                                           December 31,
                                                             ---------------------------------------

                                                                1995          1994           1993
                                                             ----------     ---------      ---------
                                                                       (amounts in thousands)

Future cash inflows                                          $ 110,108      $ 128,318      $ 146,105
Future production and development costs                        (48,242)       (56,131)       (62,728)
                                                             ---------      ---------      ---------

Future net cash flows undiscounted                              61,866         72,187         83,377
10% annual discount for estimated timing of cash flows         (18,554)       (31,521)       (38,102)
                                                             ---------      ---------      ---------

Standardized measure of discounted future net cash flows     $  43,312      $  40,666      $  45,275
                                                             =========      =========      =========

 The following are principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                    Year ended December 31,
                                                             -------------------------------------
                                                               1995          1994           1993
                                                             --------      --------       --------
                                                                    (amounts in thousands)

Standardized measure of discounted future net cash flows
      at beginning of period                                 $ 40,666      $ 45,275      $ 77,649

Changes resulting from:
      Net change in prices                                      8,901         2,053       (21,961)
      Sales of oil and gas produced                           (10,322)      (11,190)      (18,178)
      Accretion of discount                                     4,067         4,528         7,765
                                                             --------      --------      --------

Standardized measure of discounted future net cash flows
      at end of period                                       $ 43,312      $ 40,666      $ 45,275
                                                             ========      ========      ========

                                    Item 7(b)
                        Unaudited Pro Forma Consolidated
                            Statements of Income and
                                  Balance Sheet

                             DENBURY RESOURCES INC.

          Pro Forma Consolidated Statements of Income and Balance Sheet
                                   (Unaudited)


    The following unaudited pro forma consolidated statements of income for year ended December 31, 1995 and three months ended March 31, 1996 combine the historical information of the Company adjusted to give effect to: (i) the properties acquired in the Ottawa Energy, Inc. property acquisition previously disclosed on Form 8-K filed on April 3, 1996 and the Amendment No. 1 thereto filed on April 18, 1996 ("Ottawa Properties"), (ii) the properties (see Note 1) acquired in the Amerada Hess Corporation acquisition scheduled to close in June, 1996 ("Amerada Hess Properties"), and (iii) the related pro forma adjustments which are based on estimates and assumptions explained in further detail in the following paragraphs. The statements of income for the year ended December 31, 1995 and three months ended March 31, 1996 reflect the consolidated operations of Denbury, the Ottawa Properties and the Amerada Hess Properties as if the transactions were consummated as of the beginning of each respective period. The pro forma balance sheet as of March 31, 1996 is presented as if the transaction had been consummated on that date. All of the presented pro forma statements are in U.S. dollars.

    The unaudited pro forma consolidated statements of income and balance sheet are provided for comparative purposes only and should be read in conjunction with the historical consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses of the Amerada Hess Properties. The pro forma information presented is not necessarily indicative of the combined financial results as they may be in the future or as they might have been for the periods indicated had the acquisitions been consummated at the beginning of each respective period.

                     DENBURY RESOURCES INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 (Amounts in thousands except per share amounts)



                                                         Three months ended March 31, 1996
                                          -------------------------------------------------------------
                                                                      Amerada
                                           Denbury       Ottawa        Hess     Adjustments
                                         Historical    Properties   Properties   (Note 1)     Pro Forma
                                          ---------   -----------  -----------  ----------    ---------

Revenues
   Oil, gas and related product sales     $  9,017     $    854     $  5,213     $   --        $ 15,084


   Interest and other                           75         --           --           --              75
                                          --------     --------     --------     --------      --------
            Total revenues                   9,092          854        5,213       15,159
                                          --------     --------     --------     --------      --------

Expenses
   Production                                2,044          168        1,749         --           3,961
   General and administrative                  825         --           --            125           950
   Interest                                    105         --           --            863           968
   Imputed preferred dividend                  375          375
   Provision for loss on early
extinguishment of debt                         440         --           --           --             440
   Depletion and depreciation                2,925         --           --          2,278         5,203
   Franchise taxes                              53         --           --           --              53
                                          --------     --------     --------     --------      --------
            Total expenses                   6,767          168        1,749        3,266        11,950
                                                                                               ========
                                          --------     --------     --------     --------      --------

Income before tax                            2,325          686        3,464       (3,266)        3,209
                                                                                               ========
Provision for federal income tax               945          233        1,178       (1,110)        1,246
                                          --------     --------     --------     --------      --------

Net income                                $  1,380     $    453     $  2,286     $ (2,156)     $  1,963
                                          ========     ========     ========     ========      ========

Net income per common share               $   0.06     $   0.02     $   0.10     $  (0.09)     $   0.09
                                          ========     ========     ========     ========      ========

Average common shares outstanding           22,938       22,938       22,938       22,938        22,938
                                          ========     ========     ========     ========      ========











        The accompanying notes are an integral part of these statements.

                     DENBURY RESOURCES INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 (Amounts in thousands except per share amounts)



                                                                Year ended December 31, 1995
                                           ---------------------------------------------------------------
                                                                        Amerada
                                            Denbury        Ottawa        Hess    Adjustments
                                           Historical    Properties   Properties   (Note 1)     Pro Forma
                                            --------     ----------   ----------  ----------    ----------

Revenues
   Oil, gas and related product sales       $ 20,032     $  2,954     $ 18,210     $   --        $ 41,196


   Interest and other                             77         --           --           --              77
                                            --------     --------     --------     --------      --------
            Total revenues                    20,109        2,954       18,210       41,273
                                            --------     --------     --------     --------      --------

Expenses
   Production                                  6,789          659        7,888         --          15,336
   General and administrative                  1,832         --           --            500         2,332
   Interest                                    2,085         --           --          3,450         5,535
   Loss on early extinguishment of debt          200         --           --           --             200
   Depletion and depreciation                  8,022         --           --          8,127        16,149
   Franchise taxes                               100         --           --           --             100
                                            --------     --------     --------     --------      --------
            Total expenses                    19,028          659        7,888       12,077        39,652
                                            --------     --------     --------     --------      --------

Income before tax                              1,081        2,295       10,322      (12,077)        1,621
Provision for federal income tax                 367          780        3,509       (4,106)          550
                                            --------     --------     --------     --------      --------

Net income                                  $    714     $  1,515     $  6,813     $ (7,971)     $  1,071
                                            ========     ========     ========     ========      ========

Net income per common share                 $   0.05     $   0.11     $   0.50     $  (0.58)     $   0.08
                                            ========     ========     ========     ========      ========

Average common shares outstanding             13,739       13,739       13,739       13,739        13,739
                                            ========     ========     ========     ========      ========














         The accompanying notes are an integral part of these statements

                     DENBURY RESOURCES INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Amounts in thousands)


                                                                                       March 31, 1996
                                                                 -------------------------------------------------------
                                                                                                Amerada
                                                                   Denbury         Ottawa         Hess
                                                                  Historical     Properties    Properties      Pro Forma
                                                                 -----------     ----------     ---------      ---------

                                     Assets

Current assets
   Cash and cash equivalents                                      $   7,096      $  (6,500)     $    --       $     596
   Receivables                                                        6,064           --             --           6,064
                                                                  ---------      ---------      ---------     ---------
             Total current assets                                    13,160         (6,500)         6,660
                                                                  ---------      ---------      ---------     ---------

Property and equipment (using full cost accounting)
   Oil and gas properties                                            81,183          7,500         38,500       127,183
   Unevaluated oil and gas properties excluded from depletion         5,584           --             --           5,584
   Less accumulated depreciation and depletion                      (16,830)          --             --         (16,830)
                                                                  ---------      ---------      ---------     ---------
             Net property and equipment                              69,937          7,500         38,500       115,937
                                                                  ---------      ---------      ---------     ---------

Other assets                                                            909           --             --             909
                                                                  ---------      ---------      ---------     ---------

      Total assets                                                $  84,006      $   1,000      $  38,500     $ 123,506
                                                                  =========      =========      =========     =========

                     Liabilities and Shareholders' Equity

Current liabilities                                               $   7,325      $    --        $    --       $   7,325
                                                                  ---------      ---------      ---------     ---------

Long-term liabilities                                                 6,002          1,000         38,500        45,502
                                                                  ---------      ---------      ---------     ---------

Convertible First Preferred Shares, Series A
    1,500,000 shares authorized;
       outstanding - 1,500,000 shares                                15,375           --             --          15,375
                                                                  ---------      ---------      ---------     ---------

Shareholders' equity
   Common shares, no par value;
      unlimited shares authorized;
       outstanding - 23,024,134 shares                               50,487           --             --          50,487
   Retained earnings                                                  4,817           --             --           4,817
                                                                  ---------      ---------      ---------     ---------
             Total shareholders' equity                              55,304           --             --          55,304
                                                                  ---------      ---------      ---------     ---------

Total liabilities and shareholders' equity                        $  84,006      $   1,000      $  38,500     $ 123,506
                                                                  =========      =========      =========     =========







        The accompanying notes are an integral part of these statements.

                     DENBURY RESOURCES INC. AND SUBSIDIARIES

             Notes to Unaudited Pro Forma Consolidated Statements of
                            Income and Balance Sheet
 1.  Pro Forma Adjustments

         The accompanying unaudited pro forma consolidated statements of income reflect the following adjustments:

     (a) The information reflected as "Ottawa Properties" herewith pertains only to certain producing properties in Texas, Louisiana, and Mississippi acquired from Ottawa Energy, Inc., which purchase closed during April, 1996. The acquisition includes 29 producing working interest wells, plus over-riding royalty interests in 65 wells. This acquisition was previously disclosed on Form 8-K filed on April 3, 1996 and the Amendment No. 1 thereto filed on April 18, 1996.

     (b) The information reflected as "Amerada Hess Properties" pertains only to certain producing working interest properties in Mississippi, Louisiana, Alabama, plus certain over-riding royalty interests in Ohio, acquired from Amerada Hess Corporation, which purchase is scheduled to close during June, 1996. The acquisition includes approximately 344 producing wells.

     (c) Depreciation, depletion and amortization expense has been computed using the units of production method and reflects the Company's increased investment in oil and gas properties.

     (d) Adjustments were made to interest expense for the period reflecting that $46,000,000 of bank debt would have been required to fund the two acquisitions had they occurred as of the beginning of the respective periods. The interest rate was reduced from the Company's historical bank interest rate by 1.375% to reflect the reduction in the LIBOR premium as a result of the change to a new bank credit facility with NationsBank of Texas. This change was required in order to allow the Company to make this acquisition.

     (e) An additional $500,000 of general and administrative expense is expected, on an annual basis, for additional personnel and associated costs, net of anticipated allocations to operations and capitalization of exploration costs.

     (f) Income taxes were computed on a pro forma basis using the statutory rate of 34%.

 The accompanying unaudited pro forma consolidated balance sheet reflects the following adjustment:

     (a) The acquisitions were funded by available cash and bank debt on a pro forma basis. The acquisition prices, net of estimated interim net cash flow, were assumed to be the purchase prices. The Company has not allocated the purchase price between evaluated and unevaluated properties as of the date of this filing.

 2.  Oil and Gas Reserve Information

          The estimated proved reserves, as of December 31, 1995, relating to the Acquired Properties which total approximately 7.3 million barrels of oil equivalents on a 6:1 basis ("BOE") would have represented approximately 50% of Denbury Resources Inc.'s total proved reserves as of December 31, 1995 which, after including the Acquired Properties, would have been approximately 21.6 million BOE. The reserve quantities were computed by the Denbury's engineers in accordance with guidelines established by the Securities and Exchange Commission. All of the reserves are located within the United States.

 SIGNATURES



 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                                   Denbury Resources Inc.
                                                        (Registrant)



 DATE:  June 7, 1996                               By:     /s/ Phil Rykhoek
                                                   ----------------------------
                                                        Phil Rykhoek
                                                    Chief Financial Officer